EXHIBIT 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on the Form 10-Q/A of Munro Developments, Inc. (the “Company”) for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof, I, Andrew Munro, Chief Executive Officer, President and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:(the “Company”) for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof, I, Andrew Munro, Chief Executive Officer, President and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.

The Quarterly Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2.

The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 3, 2015

/s/ Andrew Munro

Andrew Munro

Chief Executive Officer, President and Director